Exhibit 32.4

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

 I, Ilon Wu, certify that (i) the Annual Report of Millburn Multi-Markets Fund L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Ilon Wu
Ilon Wu
Chief Financial Officer
Millburn Ridgefield LLC
General Partner
Millburn Multi-Markets Fund L.P.
March 31, 2026